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                                                                    EXHIBIT 10.5

STATE OF GEORGIA
COUNTY OF MUSCOGEE

                                      LEASE

            THIS LEASE is made and entered into as of the 15th day of April, 1996, by and between D. L Jordan, an Owner ("Lessor" or "Landlord") and American Cable Company Inc., a Georgia Corporation ("Lessee" or "Tenant").

           1. Definitions. For purposes of this Lease, the following terms shall have the following meanings, unless the context requires otherwise:

                        (a) "Additional Rent" shall mean all those payments required of Lessee and designated as Additional Rent below.

                        (b) Basic Rent" shall mean the monthly rental specified and provided for in this Lease.

                        (c) "Commencement Date" shall mean the date on which the term of this Lease commences.

                        (d) "Lessor" shall mean the Lessor named in this Lease, together with Lessor's successors and assigns.

                        (e) "Laws" shall mean all federal, state, county, municipal and other governmental constitutions, statutes, ordinances, codes, regulations, resolutions, rules and directives and all decisions of courts, administrative bodies, and other authorities construing any of the foregoing. "Law" shall be the singular reference to Laws.

                        (f) "Lessee" shall mean the Lessee named in this Lease, together with Lessee's successors and permitted assigns.

                        (g) "Lease" shall mean this Lease, together with any and all exhibits, special stipulations and attachments which may be part of this Lease.

                        (h) "Lease Year" shall mean the twelve (12) month period beginning on the Commencement Date and ending at midnight the day before the first anniversary of the Commencement Date, and any similar twelve month periods occurring throughout the term of this Lease.

                        (i) "Mortgage" shall mean any deed to secure debt, mortgage, deed of trust or other conveyance of, or lien or encumbrance against, the Premises securing any debt, whether now existing or hereafter incurred. "Mortgages" shall mean more than one "Mortgage."

                        (j) "Mortgagee" shall mean the holder of any Mortgage together with the holder's heirs, legal representatives, successors, transferees and assigns. "Mortgagees" shall mean more than one Mortgagee.

                        (k) "Premises" shall mean an 8,000 square foot building on approximately 1.4 acres as shown generally on Exhibit "B" attached. The exact street address of the property shall be 1701 Boxwood Place, Columbus, Georgia, 31906, and a legal description shall be, Lot 1 07-A, Boxwood Place Commercial Park, lying in Land Lots 96 and 113 Coweta Reserve, Columbus, Muscogee County, Georgia.

            2. Lease of Premises. In consideration of the covenants and agreements to be performed by Lessee and for the rent and upon the terms and conditions stated, Lessor lets and leases the Premises to Lessee. This Lease is entered into in conjunction with a "build to suit" agreement in which the Premises will be constructed by Lessor for Lessee in accordance with certain plans and specifications that have been mutually agreed to and accepted by the Lessor and Lessee.


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            3.          Term. The term of this lease shall commence on the 30th
day after Lessee takes possession of the Premises, and shall terminate at midnight on the last day of the 120th month thereafter, unless the term is extended as set forth herein and in Exhibit "A" attached hereto and incorporated herein.

            4. Rent. (a) Lessee shall pay to Lessor, at Lessor's address for notice hereinafter set forth or at such other place as Lessor may specify, without any prior notice or demand, the Basic Rent of See Special Stipulations, Exhibit "A" ($ See Exhibit "A") Dollars per year during the term of this Lease in equal monthly installments of $ See Exhibit "A". Basic Rent shall be due and payable monthly in advance, beginning on the Commencement Date and continuing on the first day of each month thereafter throughout the term of this Lease. If the Commencement Date is other than the first day of a month, the amount of Basic Rent payable on the Commencement Date shall be one-thirtieth (1/30) of the monthly Basic Rent for each day prior to the first day of the next month, and, if the term of this Lease terminates other than on the last day of a month, the amount of the final installment of Basic Rent shall be one-thirtieth (1/30) of the monthly Basic Rent for each day then remaining in the Lease term. Basic Rent not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the date due until paid.

            (b) Lessee shall also pay to Lessor, as Additional Rent, the following: See Special Stipulations, Exhibit "A".

            5. Use. Lessee shall use the Premises only for the purpose of Providing interactive broad band network services, including without limitation, the following related uses: receiving, transmitting, office, administrative, warehousing, sales and other related uses, and for no other purpose. In no event shall Lessee use the Premises for any illegal purpose, in violation of any Law, of in any manner which constitutes a public or private nuisance. Lessor does not make, and has not made, any representation regarding the zoning of the Premises. Lessee shall use the Premises and keep them occupied at all times during the term of this Lease, and Lessee shall not abandon, vacate or cease to use the Premises during the term of this Lease.

            6. Utilities. Except as otherwise provided below, Lessee shall make all arrangements for, and shall pay when due all charges for, all utilities and services furnished to the Premises or used by Lessee, including but not limited to electricity, gas, fuel, heat, water, sewer, telephone, power, sanitary services and trash collection. Lessee shall also make all arrangements for, and shall pay when due all charges for, connection of any such utility or service to the Premises. Exceptions: Lessor shall construct the building on the Premises so that utilities are readily accessible to the Premises and are available to the 8,000 square foot building that Lessor shall construct as herein provided.

            7. Repairs by Lessor. Lessor shall keep or cause to be kept the foundation, roof and structural portions of the walls of the Premises, and main service lines to heating, water, sewer, electrical, cooling, ventilation and sprinkler systems (if any) in good order, repair and condition except for damages thereto caused by the acts or omissions of Lessee, its agents, employees or invitees or by any failure of Lessee to comply fully with Lessee's obligations under Paragraph 8 of this Lease. Lessor shall have no other obligation for maintenance, replacement or repair of the Premises. Lessor shall have no obligation to inspect the Premises. Lessee shall report to Lessor any repairs that are Lessor's responsibility as soon as practical after their discovery. Lessor shall repair and maintain the Premises and make replacements to the Premises which arise from or which are necessitated by Lessor's construction of the Premises.

            8. Repairs by Lessee. Expect for the obligations to be performed by Lessor as provided herein, Lessee shall perform all maintenance and repair of the Premises, and shall make all replacements to the Premises. Lessee shall, at Lessee's own cost and expense, put, keep, replace, maintain and repair the Premises as required by this Paragraph 8, so that at all times the Premises shall be in good, safe and substantial condition, at least as good as the condition the Premises were in on the Commencement Date, normal wear and tear excepted. At the termination of the term of this Lease, Lessee shall leave the Premises in a condition at least as good as the condition the Premises were in on the Commencement Date, excepting only ordinary wear and tear. Provided, however, Lessee's obligations under this Paragraph 8 shall be limited by and subject to any warranties given or granted in connection with the Lessor's construction of the Premises and



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any repairs or maintenance resulting from Lessor's negligent construction of the
Premises.

            9. Alterations. Except with the respect to ordinary trade and other fixtures, Lessee shall not, without Lessor's prior written consent, make any alterations, additions or improvements in or to the Premises or paint or affix any sign or other object to the exterior of the Premises. All alterations, remodeling and improvements shall be made in compliance with applicable Laws, and at Lessee's sole cost and expense. Further, all such alterations, additions or improvements which cannot be removed without unreasonable damage to the Premises, shall become Lessor's property and part of the Premises when made. In no event shall Lessee re-key or change any exterior or interior door locks in or about the Premises without Lessor's prior written consent.

            10. Legal Requirements. Lessee shall, at Lessee's sole cost and expense, comply promptly with all Laws affecting the Premises, if compliance is made necessary in whole or in part by reason of Lessee's use or occupancy of the Premises or by reason of Lessee's failure to comply fully with Lessee's obligations under Paragraph 8 of this Lease. Lessor shall comply promptly with those Laws affecting the Premises if compliance is not made necessary in whole or in part reason of Lessee's use or occupancy.

            11.         Hazardous Materials.

                        (a) Neither Lessee nor Lessor or their respective agents, employees or contractors shall cause or permit hazardous materials to be brought upon, kept, or used in, on, or about the Premises, except as permitted under and in full compliance with all environmental laws. If Lessee or Lessor obtains knowledge of the actual or suspected release of a hazardous material on or about the Premises, then said party shall promptly notify the other, and immediately begin investigation and remediation of such release as required by all environmental laws. Lessor represents and warrants that as of the date hereof, or the Commencement Date, the Premises are and shall be free of contaminants, oils, petroleum products, PCB's and other hazardous materials or waste as described by applicable federal, state and local laws and regulations.

                        (b) If Lessee or Lessor breaches any obligation or warranty set forth in Paragraph 11 (a) above, or if a release of a hazardous material is caused or permitted by either party or such party's agents, employees or contractors, and such release results in contamination of the Premises and/or the surrounding area, then such breaching party, or the party causing such release, shall indemnify and defend the other party, (and the other party's employees, agents and representatives) against, and protect and hold such other party (and such other party's employees, agents and representatives) harmless from any and all claims, actions, suits, proceedings, judgments, losses, costs, damages, liabilities (including, without limitation, sums paid in settlement of claims), fines penalties, or expenses (including, without limitation, reasonable attorney's fees and consultants' fees, investigation and laboratory fees, and court costs and litigation expenses) that arise during or after the term of this Lease as a result of such breach or contamination.

            12. Liens. Lessee shall not create or permit to be created any lien, encumbrance or charge against the Premises or any part of the Premises. If any such lien, encumbrance or charge is filed against any part of the Premises, Lessee shall cause the same to be discharged by payment, satisfaction or posting of bond within thirty (30) days after the date filed. If Lessee fails to cause any such lien, encumbrance or charge to be discharged within the permitted time, Lessor may cause it to be discharged and may make any payment which Lessor in its sole judgment considers necessary in order to do so. If Lessor makes any such payment, all amounts paid by Lessor shall bear interest at the rate of eighteen percent (18%) per annum from the date of payment by Lessor and shall be payable by Lessee to Lessor upon demand.

            13. Damages and Destruction. If the Premises is damaged or destroyed by fire, smoke, tornado, ice, wind, lightening, flood, water, explosion, riot, or other casualty, Lessee shall notify Lessor immediately and the following provisions shall determine the effect of the damage or destruction on this Lease.

                        (a) If the Premises is completely destroyed, the term of this Lease shall expire on the date of destruction, with the same effect as if the date of destruction were stated as the time for termination of the Lease term, and Lessor and Lessee shall account for Basic Rent, Additional



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Rent and other amounts payable by Lessee as of that date.

                        (b) If any part, but less than all, of the Premises is damaged or destroyed, Lessor shall, within sixty (60) days after such damage or destruction, at Lessor's sole election, either agree to restore or rebuild the premises or terminate this Lease by giving Lessee written notice of termination. If Lessor agrees to restore or rebuild the Premises or terminate this Lease by giving Lessee written notice of termination. If Lessor agrees to restore or rebuild, Lessor shall restore or rebuild the damaged or destroyed part to a condition at least as good as the condition which existed immediately prior to the damage or destruction. Lessor shall complete the restoration or rebuilding within on hundred eighty (180) days after the date of said damage or destruction, and the Basic Rent shall be abated in the same proportion as usable space in the Premises has been rendered unusable by reason of such damage or destruction. The abatement of Basic Rent shall be effective form the date of the damage or destruction until completion of the restoration or rebuilding by Lessor, at which time the Basic Rent shall automatically be reinstated at the amount specified in this Lease. If Lessor terminates this Lease, the term of this Lease shall expire on the date ten (10) days after the date of written notice of termination to Lessee, with the same effect as if such date were stated as a time for termination of the Lease term, and Lessor and Lessee shall account for Basic Rent, Additional Rent, and other amounts payable by Lessee as of that date, with the payments from and after the date of the damage or destruction to be abated as provided above.

                        (c) Notwithstanding anything above to the contrary, the time within which Lessor shall complete any restoration or rebuilding shall be extended one day for each day restoration or rebuilding is delayed by strikes, lockouts, embargoes, acts of God, governmental restrictions or directives, shortages in power or fuel or causes beyond the reasonable control of Lessor.

            14. Condemnation. If the entire Premises are condemned, the term of this Lease shall terminate on the date when possession of the Premises is taken by the condemning authority. If any part of the Premises is condemned so that the Lessee cannot use the remainder of the Premises for substantially the same purpose(s) as immediately prior to condemnation, Lessee may terminate this Lease on the date when possession is taken by the condemning authority, by giving Lessor notice of intent to terminate within sixty (60) days after Lessor gives Lessee notice of the condemnation. In the event of any other condemnation, this Lease shall not terminate. Any termination under this paragraph shall have the same effect as termination of the term of this Lease, as if the date on which possession of the Premises is taken by the condemning authority were stated as the time for termination for the Lease term, and Lessor and Lessee shall account for Basic Rent, Additional Rent and other amounts payable by Lessee as of that date. If any part of the Premises is condemned and this Lease is not terminated as specifically provided in this paragraph, the Basic Rent shall be abated in the same proportion as usable space in the Premises has been rendered unusable by reason of such condemnation. The abatement of Basic Rent shall be effective from the date when the condemning authority takes possession of the part of the Premises condemned through the remainder of the term of this Lease. No termination of this Lease and no abatement in Basic Rent shall affect Lessor's right to compensation for any condemnation. Lessor and Lessee shall be entitled to their full awards or proceeds payable with respect to the Premises by reason of any condemnation, and neither Lessor nor Lessee shall have any claim to any award or proceeds payable to the other. For purposes of this paragraph, words and phrases referring to condemning or condemnation shall refer to statutory condemnation, exercise of the private or public power of eminent domain, proceedings in the nature of condemnation, and any sale or transfer made in lieu of or under threat of private or public power of eminent domain and shall include any such condemnation for permanent or for temporary use of or interference with any part of all of the Premises.

            15. Indemnity. During the term of this Lease, Lessee shall pay, and shall protect, indemnify and save harmless Lessor from and against, all liabilities, damages, costs expenses (including all attorney's fees and expenses of Lessor), causes of action, suits, claims, demands and judgments of any nature whatever arising from: (i) injury to or the death of persons or damage to property (x) on the Premises or upon adjoining sidewalks, streets or ways, or
(y) in any manner arising out of or connected with Lessee's use, non-use, or occupancy of the Premises, or (z) resulting from the condition of the Premises or of adjoining sidewalks, streets or ways,



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(ii) violation of any agreement, representation, warranty, provision, term or condition of this Lease by Lessee; and (iii) violation of any law by Lessee affecting the Premises or the occupancy or use thereof. Notwithstanding any provision here to the contrary, Lessee shall have no liability or obligation to Lessor under this paragraph 15 where such causes of action, suits, claims, demands and judgments arise out of or result from the negligence or wilful acts of Lessor or Lessor's representative, agent or employees.

            16.         Insurance.

                        (a) Lessee shall procure; and maintain in full force and effect at its expense at all times during the term of this Lease, with insurers approved by Lessor (1) comprehensive general liability insurance applicable to the Premises with limits of liability of not less than $500,000 per person and $1,000,000 per occurrence for injury to persons including death resulting therefrom, and $100,000 per occurrence for damage to the property of others with not more than $5,000 deductible, (2) explosion insurance in respect of any boilers and similar apparatus located on the Premises in the amount of $200,000, (3) insurance with respect to Lessee's property on the Premises and any alterations, remodeling or improvements made or installed by Lessee on the Premises, in an amount equal to the full replacement value of the property insured and which insures against the perils of fire, windstorm, riot, theft, vandalism and malicious mischief, sprinkler leakage, and explosion, (4) such other insurance on the Premises and improvements and in such amounts as may from time to time be reasonably required by Lessor against other insurable hazards which at the time are commonly insured against in the case of premises similarly situated.

                        (b) All insurance required to be maintained pursuant to this paragraph shall (1) name Lessor as an additional insured, (2) provide that the policy cannot be cancelled as to Lessor except after the insurer gives Lessor fifteen (1 S)days written notice of cancellation, (3) provide that the policy cannot lapse if it is not renewed for any reason except after the insurer gives Lessor fifteen (15) days written notice of non-renewal, (4) provide that no material change in coverage provided by the policy shall be effective except after the insurer gives Lessor fifteen (15) days written notice of the change,
(5) shall state that notice of any claim against Lessor shall be deemed to have occurred only when Lessor has received actual notice and has actual knowledge of the claim, and (6) not be subject to invalidation as to Lessor by reason of any act or omission of Lessee.

                        (c) Lessee shall not obtain or maintain in force any other insurance policy which might have the effect of reducing the loss payable to Lessor under the coverage required under this paragraph. Immediately upon the issuance of the policy or policies required under this paragraph, Lessee shall deliver a duplicate original policy to Lessor, together with evidence satisfactory to Lessor that the premiums have been paid for a period of at least one year from the Commencement Date. Not less than fifteen (15) days prior the expiration of a policy required under this paragraph, Lessee shall pay the premium for renewal for a period of not less than one year and deliver to Lessor a renewal policy or endorsement evidencing the renewal, together with evidence satisfactory to Lessor that the renewal premium has been paid.

                        (d) Each such insurance policy shall contain a provision permitting Lessee to waive all rights of recovery by way of subrogation, for Lessee or Lessee's insurer, substantially in the following forms: "This insurance policy shall not be invalidated, and shall remain in full force and effect, if the insured waives in writing prior to a loss any or all right of recovery against any party for a loss occurring it the property covered by this policy.

            17. Mortgages and Mortgagees. The following provides for the effect of Mortgages on this Lease and for rights of Mortgagees:

                        (a) This Lease shall be subordinate to any and all Mortgages now or hereafter encumbering the Premises or any part of the Premises; provided, however, so long as Lessee shall faithfully discharge its obligations hereunder, its tenancy shall be and remain undisturbed. The terms of this provision shall be self-operative, and no further instrument of subordination shall be required. Upon request of any party in interest, however, Lessee shall execute promptly such instruments or certificates as may by reasonably required to further evidence the intent of this subparagraph, whether the requirement is that of Lessor or any other party in interest, including, without limitation, any Mortgagee.



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                        (b) Notwithstanding the foregoing, if any Mortgagee
elects to have this Lease superior to its Mortgage and states its election in its Mortgage or by separate recorded instrument, then this lease shall be superior to such Mortgage.

                        (c) Within ten (10) days after receipt of written request by Lessor, Lessee shall execute and deliver to Lessor and estoppel certificate in recordable form, addressed to any Mortgagee, any prospective Mortgagee, any purchaser or prospective purchaser of the Premises or any part of the Premises, or any assignee or prospective assignee of Lessor's interest under this Lease, in which Lessee shall certify: (i) that this Lease has not been modified and is in full force and effect, or if there have been modifications, that this Lease is in full force and effect as modified and that the only modifications are those specifically described in Lessee's certificate, (ii) that Lessee has no defense, claims, counterclaims or rights of set-off against the enforcement of this Lease, or, if Lessee claims any, that they are all specifically described, as claimed by Lessee, in Lessee's certificate; and (iii) the respective dates to which Basic Rent, Additional Rent and all other amounts due under this Lease have been paid. Lessee's certificate shall also include such other information as may be reasonably required by Lessor.

                        (d) Notwithstanding that this Lease is expressly subject and subordinate to any Mortgages, and Mortgagee may sell the Premises in the manner provided in the Mortgage, by foreclosure or sale under power. In the event of any foreclosure or sale under power, Lessee shall attorn to the purchaser at foreclosure or sale under power, and Lessee shall recognize such person as the Lessor under this Lease, and the foreclosure or sale under power shall not by operation of law result in the cancellation or the termination of this Lease or of the obligations of Lessee.

            18. Sale by Lessor. Lessor's right to sell, convey, transfer, assign or otherwise dispose of Lessor's interest in and to the Premises shall be unrestricted, and in the event of any such sale, conveyance, transfer, assignment or other disposition by Lessor, all obligations under this Lease of the party selling, conveying, transferring, assigning or otherwise deposing, which arise subsequent to such sale, conveyance, transfer, assignment or other disposition, shall cease and terminate, and Lessee shall look only and solely to the party to whom or which the Premises are sold, conveyed, transferred, assigned or otherwise disposed of for performance of all Lessor's obligations under this Lease.

            19. Assignment, Subletting by Lessee. Lessee shall not transfer or assign this Lease, or any interest of Lessee under this Lease, without the prior written consent of Lessor which will not be unreasonably withheld. Lessee shall not sublet the Premises or any part of the Premises, nor permit any party other than the Lessee to use or occupy any part of the Premises, without the prior written consent of the Lessor. Lessor may in its sole discretions withhold or refuse to give its consent to any proposed transfer, assignment or subletting and to any proposed use or occupancy by any party other than Lessee. Lessor's consent to one assignment, transfer or sublease, or to any use or occupancy by a party other than Lessee, shall not destroy or waive this provision, and each later assignment, transfer and sublease, and each later use or occupancy of the Premises by a party other than Lessee, shall likewise be made only with the prior written consent of Lessor. Any subtenants, transferees or assignees shall automatically, upon acceptance of such subtenancy, transfer or assignment, become and thereafter be directly liable to Lessor for all obligations of Lessee under this Lease (including but not limited to Basic Rent and all Additional Rent) without relieving Lessee (or any guarantor of Lessee's obligations) of liability to Lessor under this Lease. Notwithstanding the proceeding paragraph, Lessee shall be entitled to assign, convey and transfer its rights, obligations and interest in and to this Lease and the Premises to an affiliate or Successor of Lessee without obtaining Lessor's consent thereto.

            20. Removal of Personalty . Unless otherwise agreed to by Lessor and Lessee, at or prior to the termination of the term of this Lease, Lessee may, if no event of default then exists, remove all personal property which Lessee has installed or otherwise located on the Premises and which is not attached to the Premises, provided that the Lessee promptly restores the Premises to their condition immediately preceding the time the property was installed or otherwise located on the Premises. In the event the Lessee does not remove said property, it shall become the property of the Lessor, and Lessee shall pay all reasonable costs incurred by Lessor in the removal of the same.

            21. Risk of Loss of Property and Risk of Injury. Lessor shall not at any time be liable for



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any loss of or damage to any property of Lessee or others in or upon the
Premises or any adjoining sidewalks, streets or ways, and Lessor shall not be liable to anyone for personal damage or injury in or upon the Premises or any adjoining sidewalks, streets or ways, except for any such loss or damage caused by the willful or negligent act of Lessor, or Lessor's representatives, agents or employees.

            22. Surrender. Upon termination of this Lease, Lessee shall surrender to Lessor the Premises, broom clean and in a condition at least as good as the condition the Premises were in on the Commencement Date, excepting only ordinary wear and tear. Lessee shall also deliver to Lessor, immediately, all keys to the Premises.

            23. Tenancy at Sufferance. If Lessee remains in possession of the Premises after termination of the term of this Lease, without any distinct written agreement by Lessor, Lessee shall be and become a tenant at sufferance, and there shall be no renewal or extension of this Lease by operation of law.

            24. Right of Entry. Lessee shall permit Lessor and Lessor's representatives, agents and employee to enter the Premises at all times during Lessee's business hours, and at other reasonable times, for the purpose of inspecting the Premises, showing the Premises to prospective purchasers or tenants, making any repairs or replacements or performing any maintenance required (or permitted to be made or performed) by Lessor and performing any work on the Premises that Lessor may consider necessary to prevent or cure deterioration, waste or unsafe conditions. Lessor shall also have the right to place on Premises signs suitable to Lessor advertising the Premises or any part of the Premises for sale or for lease. Nothing in this paragraph shall imply or impose any duty or obligation upon Lessor to enter the Premises at any time for any purpose, or to inspect the Premises at any time, or to do, or pay for, any work which Lessee is required to perform under any provision of this Lease, and Lessor has no such duty or obligation.

            25. Lessor's Right to Act for Lessee. If Lessee fails to pay any Additional Rent or to make any other payment or take any other action when and as required under this Lease, Lessor may, without demand upon Lessee and without waiving or releasing Lessee from any obligation contained in this Lease, pay any such Additional Rent, make any such other payment or take any such other action required of Lessee. All amounts paid by Lessor pursuant to this paragraph, and all costs and expenses incurred by Lessor in exercising its rights under this paragraph, shall bear interest at the rate of eighteen percent (18%) per annum from the date of payment by Lessor and shall be payable by Lessee to Lessor upon demand.

            26. Default. (a) The following events shall constitute events of default by Lessee under this Lease: (i) Lessee shall fail to pay within ten (10) days after receipt of written notice from Lessor of Lessee's failure to pay when due any Basic Rent, Additional Rent or other payment to be made by Lessee; (ii) Lessee shall fail to comply with any agreement, representation, warranty, term or condition of this Lease (other than the payment of Basic Rent, Additional Rent or any other payment to be made by Lessee), and shall not cure such failure within thirty (30) days after Lessor gives Lessee written notice of the failure; (iii) Lessee or any guarantor of this Lease shall become insolvent or shall make a transfer in fraud of creditors or shall make an assignment for the benefit of credits, or (iv) Lessee or any guarantor of this Lease shall file a petition under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar Law or any statute of the United States or any state, or there shall be filed against or on behalf of Lessee or any guarantor to this Lease a petition in bankruptcy or insolvency or a similar proceeding, or Lessee or any guarantor shall be adjudicated bankrupt or insolvent in proceedings filed against or on behalf of Lessee or any such guarantor of this Lease.

                        (b) Upon the occurrence of any event of default, Lessor may pursue any one or more of the following remedies, separately or concurrently or in any combination, without any notice (except as specifically provided below) or demand whatsoever and without prejudice to any other remedy which Lessor may have (i) Lessor may terminate this Lease by giving Lessee notice of termination, in which event Lessee shall immediately surrender the Premises to Lessor and this Lease shall be terminated at the time designated by Lessor in its notice of termination to Lessee, and, in such event, Lessor may enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying the Premises, by force if necessary, without being liable for prosecution or any claim of damages; (ii) with or without terminating this



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            Lease, Lessor may take possession of the Premises and Lessor may release the Premises, on such terms as Lessor may deem satisfactory, and receive the rent for any such re-leasing, in which event Lessee shall pay to Lessor on demand any deficiency that may arise by reason of such releasing; or (iii) Lessor may do whatever Lessee is obligated to do under the terms of this Lease, in which event Lessee shall pay Lessor on demand for any expenses, including without limitation attorney's fees, which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease.

                        (c) Lessor's pursuit of any one or more of the remedies stated in subparagraph (b) above shall not preclude pursuit of any other remedy or remedies provided in this Lease or any other remedy or remedies provided by law or in equity, separately or concurrently or in any combination. Lessor's pursuit of any one or more of the remedies provided in this Lease shall not constitute: (i) an election of remedies excluding the election of any other remedy or other remedies; or (ii) a forfeiture or waiver of any Basic Rent, Additional Rent or other amounts payable under this Lease by Lessee or of any damages or other sums accruing to Lessor by reason of Lessee's violation of any of the agreements, representation, warranties, provisions, terms and conditions of this Lease. No action taken by or on behalf of Lessor shall be construed to be an acceptance of a surrender of this Lease. Lessor's forbearance is pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any event of default or of any remedy. No waiver by Lessor of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any other right or remedy then or thereafter existing. No failure of Lessor to pursue or exercise any of Lessor's powers, rights or remedies or to insist upon strict compliance by Lessee with any obligation of Lessee, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver of Lessor's right to demand exact compliance with the terms of this Lease. Notwithstanding anything in this Lease to the contrary, no termination of this Lease prior to the normal termination by lapse of time or otherwise shall affect Lessor's right to collect Basic Rent and Additional Rent for the period prior to termination.

            27. Late Charge. Notwithstanding anything to the contrary contained herein, should Lessee fail to pay any installment of Basic Rent or Additional Rent within ten (10) days of the due date thereof, Lessee shall pay to Lessor as Additional Rent, a late charge equal to the greater of five (5%) percent of such installment, or Twenty-Five ($25.00) Dollars.

            28. Attorney's Fees. If any Basic Rent, Additional Rent or other amount owed by Lessee under this Lease is collected by or through an attorney at law, Lessee shall pay reasonable attorney's fees incurred in connection with the collection of rent.

            29.         Time of Essence. Time is of the essence of this Lease.
Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration of this Lease.

            30. Notices. Any notice, demand, request, consent, approval or communication under this Lease shall be in writing and shall be deemed duly given to or made upon a party when either: (i) delivered personally, or (ii) deposited, postage prepaid, in the United States Mail, certified or registered mail with a return receipt requested, addressed (as the case may be) to such party at the following address or at such other address as such party may designate by notice to the other parties hereto:

            If to Lessor:             2145 Springdale Drive
                                      Columbus, Georgia 31906
                                      ATTN: Mr. D. L. Jordan

            If to Lessee:             AMERICAN CABLE COMPANY, INC.
                                      CYBERNET HOLDING, INC.
                                      P. O. Box 510
                                      West Point, Georgia 31833
                                      ATTN:  Mr. Clarence J. Prestwood
                                      President & CEO

Lessee designates and appoints, as its agent to receive notice of all dispossessory or distraint proceedings and all notices required under this Lease, the person in charge of the Premises at the time the notice is given, and, if no person is in charge of the Premises at that time, such service or notice may be made by attaching the same, in lieu of mailing, on any entrance to the Premises.

            31. Entire Agreement. This Lease contains the entire agreement of the parties hereto and no representations, warranties, inducements, promises or agreements, oral or otherwise, between the parties not embodied in this Lease shall be of any force or effect.

            32. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under applicable present or future Laws effective during the term of this Lease, the remainder of this Lease shall not be affected.

            33. Headings. The use of headings, captions and numbers in this Lease is solely for the convenience of identifying and indexing the various paragraphs and shall in no event be considered otherwise in construing or interpreting any provision in this Lease.

            34. Special Stipulations. The provisions set forth on Exhibit "A" attached hereto and made a part hereof, if any, are part of this Lease, and in the event of any conflict between the provisions of this Lease and the provisions of Exhibit "A", the provisions of Exhibit "A" shall control. However, if this Lease conflicts with any provisions for the attached "Proposal, Build to Suit Lease," then this Lease shall control.

            35. Contingencies. The contingencies and conditions set forth on Exhibit "D" are incorporated herein by this reference . The fulfillment of said contingencies and conditions, in Lessee's sole discretion, shall be a condition to Lessee's obligation to perform under this Lease. If any of said contingencies and conditions are not satisfied or fulfilled to Lessee's satisfaction, then Lessee, at Lessee's option, shall have no obligation under this Lease and shall be entitled to restitution of any rent or other consideration paid by Lessee to Lessor.

                                     LESSOR:

                                      /s/ D.L. Jordan                     (L.S.)
                                     -------------------------------------
                                     D. L. Jordan

                                     LESSEE:
                                     (Corporation)
                                     American Cable Company, Inc.
                                     ---------------------------------------
                                     By:   /s/ Clarence J. Prestwood
                                           Clarence J. Prestwood,
                                           President & C.E.O.

                                     ATTEST: Only one (1) Signature Required
                                            --------------------------------
                                                (Corporate Seal)

                                   EXHIBIT "A"

                              SPECIAL STIPULATIONS

1.          The Build to Suit Proposal dated December 6, 1995 between D. L.
            Jordan and Cybernet, Inc. d/b/a American Cable Company is attached and made a part of this lease.


2           RENT:

INITIAL                          SQUARE FOOT             ANNUAL          MONTHLY
-------                          -----------             ------          -------
YEAR 1-3                            $7.20             $57,600.00        $4,800.00

YEAR 4-6                            $7.80             $62,400.00        $5,200.00

YEAR 7-10                           $8.52             $68,186.00        $5,682.17

OPTION PERIOD ONE (1)
---------------------

YEARS 11-15                         $9.59             $76,744.00        $6,395.33

OPTION PERIOD TWO (2)
---------------------

YEARS 16-20                         $11.12            $88,967.00        $7,413.92

OPTION PERIOD THREE (3)
-----------------------

YEARS 21 -25        Basic Rent to be paid during this period to be negotiated
                    in good faith between Tenant and Landlord; provided, however, said Basic Rent shall not increase more than 10% over the Basic Rent paid in Option Period Two (2).


3. EXTENSIONS: So long as Tenant shall not be in default under this Lease, Tenant shall have the option to extend the term of this Lease beyond the initial Lease Term for Three (3) periods of Five (5) years each. Tenant shall be deemed to have exercised each such option, and this Lease shall automatically renew for each additional term unless Lessee gives Lessor written notice not less than 90 days prior to the expiration of the then existing and applicable term that Lessee desires not to exercise said option to extend, in which event this Lease shall terminate and be of no force and effect upon the expiration of the then applicable term. If this lease is renewed or extended, then such extension period shall begin upon the expiration of the immediately preceding term of this Lease. The terms and conditions of this Lease shall apply during any such extension term and the Basic Rent payable during such extension term shall be as set forth on Exhibit "A", #2.


4. PROPERTY TAX: All property taxes lawfully assessed against or levied upon the Property (including improvements, fixtures and personality thereon) during the Lease term shall be paid by Lessee when due and before becoming delinquent, except that Lessee may, at its option, contest any such assessment or levy which Lessee believes to have been unlawfully or unfairly made; provided, however, that Lessee shall indemnify and hold harmless Lessor from any loss or damage resulting from any such contest. Lessor agrees to cooperate with Lessee in any such contest. In any instance in which the term of this Lease includes only a portion of the tax year, Lessor shall be liable for that part of the property tax attributable to the portion of such tax year which is not included in the lease term. Lessor agrees to cause all property tax statements and notices to be sent during the Lease term directly to Lessee by taxing authorities. Lessee agrees, upon request of Lessor, to furnish periodic proof of the payment of such taxes.

5. PROPERTY INSURANCE: At all times during the Lease term, Lessee shall maintain in force and effect, at its own cost and expense, a policy or policies providing sufficient fire and extended coverage insurance on the improvements to be constructed and the equipment to be installed on the Property. Such policy or policies of insurance shall name both Lessor and Lessee as the insured and shall provide that all insurance proceeds are to be paid jointly to Lessor and Lessee; provided, however, upon Lessor's request Lessee shall add Lessor's mortgagee as an additional insured, subject to standard loss payable clause. The limits of such insurance coverage shall be not less than actual replacement cost of the improvements. Notwithstanding any provision contained herein to the contrary, any proceeds of insurance maintained by Lessee for damage to the contents of the building shall be and remain the sole property of the Lessee.

6. ADDITIONAL MAINTENANCE: Lessee agrees to perform regular maintenance and repairs for grassing, shrubbery and the irrigation sprinkler system which may be installed by Lessor as part of the facilities to be constructed on the Premises. These items are in addition to items set forth in Paragraph #8 of this Lease.

7. AGENCY DISCLOSURE: The Broker, Waddell Realty Co., has acted as agent for the Owner/Landlord in this transaction. Broker has not acted as agent for the Tenant in this transaction. The Broker is to be paid a commission by Owner/Landlord in this transaction. (See EXHIBIT "C", TENANT AGENCY,) which is made a part hereof.

                                              /s/ D.L. Jordan
                                            ----------------------------------
                                            D. L. Jordan

                                            American Cable Company, Inc.
                                            ----------------------------------

                                            By:  /s/  Clarence J. Prestwood
                                               -------------------------------

                                                 Title:   President & CEO
                                                       -----------------------

                       [LETTERHEAD OF WADDELL REALTY CO.]

                                    PROPOSAL
                               BUILD TO SUIT LEASE
                             AMERICAN CABLE COMPANY

TENANT:           AMERICAN CABLE COMPANY, P.O. BOX 8289
                  COLUMBUS, GEORGIA 31908

PROPOSED USE:     Administrative/Operations Office

LOCATION:         Boxwood Place, Columbus, Georgia, 1.40 +/- acres
                  (See preliminary SITE PLAN, Exhibit "A")

BUILDING:         8,000 square feet (80' x 100' x 12') Pre-engineered steel
                  metal building with split-faced block exterior, and complete with designated office/administrative area (4,000 sq. ft.), warehouse area (4,000 sq. ft.), and related plumbing, HVAC and electrical fixturing. Construction does not include purchase or installation of specialty fixturing* necessary for satellite/distribution equipment, (.i.e. computer flooring, emergency generator, tower, enhanced HVAC etc.).
                  * Landlord will consider, on an item by item basis amortizing the cost of specialty fixturing in the rental payment.

SITE: Complete grading, compacting and preparation to accommodate structure outlined above. Parking for employees and customers to be paved with appropriate base and asphalt paving (Building and one (1.0) acre). Rear storage/loading/ truck parking areas will be gravel on compacted base (0.40 acres). Complete site area totals 1.40 acres

INITIAL TERM:     Ten (10) years

OPTION TERM:      Three (3) periods or Five (5) years each.

PAGE 2
PROPOSAL:  American Cable Company

RENT:

    INITIAL                SQUARE FOOT             ANNUAL            MONTHLY
    -------                -----------             ------            -------
YEAR 1-3                      7.20               57,600.00          4,800.00
YEAR 4-6                      7.80               62,400.00          5,200.00
YEAR 7-10                     8.52               68,186.00          5,682.17


OPTION PERIOD ONE (1)
---------------------
YEARS 11-15                   9.59               76,744.00          6,395.33


OPTION PERIOD TWO (2)
---------------------

YEARS 16-20                   11.12              88,967.00          7,413.92

OPTION PERIOD THREE (3)
-----------------------
YEARS 21-25               Rent to be paid during this period to be negotiated in
                          good faith between Tenant and Landlord.


PROPERTY TAX,
INSURANCE AND
MAINTENANCE:      Responsibility of the Tenant (roof and structural will remain responsibility of the Landlord).

RENTAL COMMENCEMENT:    Thirty (30) days after substantial completion.

INSPECTION: The Landlord agrees to allow Tenant the right and privilege of going upon the property to inspect, examine, survey and perform examinations Tenant deems necessary in order to satisfy inspection requirements. Should the above inspections be unacceptable in its sole and absolute discretion, Tenant may give written cancellation of this agreement on or before thirty (30) days after the acceptance date of this agreement. After said 30 days all inspections will conclusively deemed to have been waived, fulfilled and/or satisfied. Tenant agrees to reimburse to Landlord the cost of architectural and/or engineering fees which have been authorized by Tenant in the event this agreement is cancelled.

GENERAL:

            1. Unless otherwise stated, the Broker has acted as agent for the Owner/Landlord in this transaction and is to be paid a commission by Owner/Landlord: Broker has not acted as agent for Lessee in this transaction.

PAGE 3
PROPOSAL:  American Cable Company

The general terms and conditions set forth above are presented for review and approval. Upon such approval, detailed plans and specifications will be developed and a Lease will be prepared for execution by all parties involved. This Build to Suit Lease Proposal shall be open for acceptance by Tenant until noon, December 20, 1995.

Presented by:

  /s/ Paul C. Mahaffey
--------------------------------
Paul C. Mahaffey          Date
Associate Broker
Waddell Realty Co.

Agreed as to General Terms                 Agreed as to General Terms
and Conditions on this  6                  and Conditions on this 6
day of Dec., 1995.                         day of December, 1995.

  /s/  D.L. Jordan                         BY:  /s/  Clarence J. Prestwood
--------------------------------              -------------------------------
D.L. Jordan, Owner                         CYBERNET, Inc.
2145 Springdale Drive                      d/b/a American Cable Company
Columbus, Georgia

                                           Its:  President
                                           ----------------------------------

                                   EXHIBIT "B"

                   [A Map Of The Leased Premises Appears Here]

                               Waddell Realty Co.

                             LANDLORD/TENANT AGENCY

                             EXHIBIT "---C---"

Only the part of this Exhibit that is selected is part of the Offer to lease or to lease/purchase the real property located at:

1.4 +/- acres, N.W. corner, Boxwood Pl. @ Boxwood Bl., Columbus      Georgia,
-----------------------------------------------------------------------------
31906. with an Offer Date of December 6, 1995      .
-----                        ----------  ----------

           [The purpose of this exhibit is to supplement the "Agency Disclosure" paragraph of this Agreement. (Select Tenant Agency or Dual Agency or Owner/Landlord Agency. The others are not a part of this Agreement.)]

Acknowledgment and Disclosures

Landlord and Tenant each have an independent duly to protect their own interests and should read this Agreement carefully to insure that it accurately acts forth the terms which they want included in this transaction. Landlord and Tenant understand that they may seek independent legal counsel in order to assist them with any matter relating to this Agreement or to this transaction which is the subject matter of this Agreement. Landlord and Tenant agree to indemnify and hold Broker harmless against all claims, damages, losses, expenses or liabilities arising from Broker's role, except those arising from Broker's negligence and intentional wrongful acts. Tenant acknowledges that, prior to entering into a Brokerage Engagement with Broker, Broker disclosed to Tenant (1) Broker's Office Brokerage Policy; (2) any other brokerage relationship which would conflict with the Tenant's interest; and (3) Broker's compensation and sharing arrangements with other cooperating brokers.

Broker's Compensation

Broker's compensation, including the sharing of commission (if applicable) with other Brokers who may represent other parties to this transaction, are as stated in the "Brokerage" paragraph of this Agreement. Broker shall not receive any undisclosed real estate brokerage commission in this transaction. Payment of said commission to Broker shall not create any agency or subagency relationship between Tenant's Broker and either Landlord or Landlord's Broker.

* TENANT AGENCY: Select this section only when submitting an offer from your Tenant/Client or another company's listing.

Tenant Agency Rules

Tenant's Broker has acted solely for Tenant in this transaction and has not acted for landlord or Landlord's Broker. The parties to this Agreement further agree and acknowledge that if the Property is or was listed with a multiple listing service, such listing shall not create any agency relationship between Tenant's Broker and either Landlord or Landlord's Broker. Tenant's Broker hereby expressly rejects any implied or express offer by Landlord or Landlord's Broker of any agency or subagency relationship. Tenant's Broker shall treat all prospective sellers honestly and timely disclose to prospective Landlord, Broker's knowledge of Tenant's ability to consummate the transaction contemplated. Tenant's Broker may provide assistance to the Landlord by performing ministerial acts such as preparing offers and conveying them to the Landlord, locating lenders, inspectors, attorneys, insurance agents, surveyors, schools, shopping facilities, places of worship and all such other like or similar services.

* DUAL AGENCY: Select this section only when submitting an offer from your Tenant/Client or any of your company's listings.

A. Acknowledgment And Disclosures: Landlord and Tenant acknowledge that they are aware of the implications and consequences of Broker's dual agency role; that they have determine that the benefits of entering into this transaction with Broker acting in a dual agency role outweigh any detriments; and that they have received: (1) a description of this transaction in which Broker is acting as dual agent; (2) a statement that Broker represents two clients whose interests could be different or even adverse; (3) a statement that a dual agent may not disclose to any client in formation made confidential by request, except information required to be disclosed; (4) a statement that the broker and/or affiliated licensees have no material relationship with either client or, if such relationship exists, a disclosure of the nature of such relationship. A material relationship means one actually known of a personal, familial or business nature between the broker and affiliated licenses and a client which would impair their ability to exercise fair judgment relative to another client; and (5) a statement that the client does not have to consent to the dual agency and the written consent of the client has been given voluntarily and the brokerage engagement has been read and understood.

B. Material Relationship: Neither the Broker nor Affiliated Licenses has any known material relationship with either client other than that described herein.
--------------------------------------------------------------------------------

At such time as a specific material relationship is disclosed, either party may continue its consent or withdraw it as it deems appropriate.

C. Broker's and Licensees' Roles: Tenant and Owner/Landlord acknowledge and agree that the Licensee(s) participating in this transaction have disclosed that Licensee is affiliated with Broker and as a result thereof, Broker is deemed to have acted for Tenant and Owner/Landlord in this transaction and is to be paid a commission by Owner/Landlord. Tenant and Owner/Landlord acknowledge that, prior to the time this Agreement was entered into, Broker acted exclusively for Owner/Landlord and also acted exclusively for Tenant and in those separate roles may have obtained information which, if disclosed, could harm the bargaining position of the party providing such information to Broker. Tenant and Owner/Landlord agree that Broker shall not be liable to either party for refusing or failing to disclose information or performing other duties, which in the sole discretion of Broker, could harm one party's bargaining position but could benefit the other party. Nothing contained herein shall prevent Broker, or Affiliated Licensee(s), from disclosing to Tenant any known latent defects in the Property. Broker agrees not to disclose (1) to Tenant information about what price or terms Owner/Landlord will accept other than the list price or terms, or
(2) to Owner/Landlord information about what price or terms Tenant will pay other than any written offered price and terms.

Complete next paragraph only in the event different Licensees affiliated with Broker are representing Tenant and Owner/Landlord separately.

D. Affiliated Licensee Assignment: In this transaction, Broker has assigned different Licensees as follows:

The Broker has assigned _____________________________________ (Leasing Licensee)
to work with Tenant and _____________________________________________ (Listing
Licensee) to work with Owner/Landlord, and for purposes of this agreement each shall be deemed to act for and to represent exclusively the party to whom each has been assigned.

OWNER/LANDLORD AGENCY/SUBAGENCY: Select this section only when (1) Leasing Broker represents Landlord or (2) when Landlord has offered subagency and Leasing Broker accepts such subagency offer and Leasing Broker has no brokerage engagement or material relationship with the Tenant.

Landlord Agency/Subagency Roles

The parties to this Agreement agree and acknowledge that either Leasing Broker's company has a brokerage engagement with the Landlord and as such represents the Owner/Landlord, or Leasing Broker is a subagent of the Landlord. Leasing Broker shall treat all prospective tenants honestly and timely disclose to tenants all material adverse facts pertaining to physical condition of the properly actually known by Leasing Broker which could not be discovered by a reasonably diligent inspection by Tenant. Leasing Broker may provide assistance to the Tenant by performing ministerial acts such as preparing offers and conveying them to the Landlord; locating lenders, inspectors, attorneys, insurance agents, surveyors, schools, shopping facilities, places of worship and all such other like or similar services.

            Leasing Broker's Initials:                                          Tenant's Initials:      /s/ CJP
                                      ------------------------------------                        -----------------------------
            (or Broker's Affiliated Licensee)

            Owner/Landlord's Broker's Initials: /s/ [ILLEGIBLE SIGNATURE]       Owner/Landlord's Initials:   /s/ DLJ
                                                --------------------------                                 --------------------
            (or Broker's Affiliated Licensee)

Copyright (C) 1992, 993, 1994, 1995 by                 Waddell Realty Co.                     F5 Tenant Agency Exhibit,
Georgia Association of REALTORS(R), Inc.                                                      rev. a                    9/17/91
----------------------------------------                                                      ---------------------------------

                                   EXHIBIT "D"

                          CONTINGENCIES AND CONDITIONS

            (a) Lessee shall have obtained the appropriate approvals for its intended use of the Premises from any federal, state or local regulatory authority having jurisdiction over such use;

            (b) Lessee shall have obtained a title report or commitment for title which shows, in Lessee's opinion, no defect of title or any liens or encumbrances which adversely affect Lessee's intended use of the Premises or Lessee's ability to obtain leasehold financing;

            (c) Lessee shall have obtained or reviewed such surveys, soil borings and tests of the Premises which show, in the opinion of Lessee, that the Premises is suited for lessee's intended use;

            (d) Lessee shall have obtained an environmental audit of the Premises performed by an environmental consulting firm of lessee's choice which reveals that the Premises is not contaminated with hazardous materials, wastes or other contaminants;

            (e) Lessee shall have confirmed that the premises is properly zoned so as to allow Lessee's intended use of the Premises;

            (f) Lessor shall have obtained from South Trust Bank of Columbus, N.A., successor by merger to First Columbus Community Bank and Trust Company, a Non-Disturbance and Attornment Agreement which is suitable to Lessee in form and substance. Said Non-Disturbance and Attornment Agreement shall be recorded in the real estate records of Muscogee County, Georgia;

            (g) Lessor and Lessee shall execute and record a Memorandum of Lease which gives notice to third parties of the existence of the Lease and the interest and rights of the Lessee in and to the Premises; and

            (h) Lessor and Lessee shall have agreed to mutually acceptable plans and specifications for the construction of a building of approximately 8,000 square feet ("Improvements") to be located on the Premises which would provide Lessee with administrative offices and related warehousing facilities. The Improvements shall be constructed by Lessor in strict accordance with said plans and specifications, and Lessee, during construction and upon completion of said Improvements shall have the right to inspect, itself or through agents, the Improvements to determine compliance with said plans and specifications. Lessor agrees to construct the Improvements in accordance with all applicable codes and regulations and free from defects in materials and workmanship.

                                                  /s/  D.L. Jordan
                                                --------------------------------
                                                D.L. JORDAN

                                                AMERICAN CABLE COMPANY, INC.

                                                BY:  /s/  Clarence J. Prestwood
                                                   -----------------------------

                                                   Title:  President & CEO
                                                         -----------------------